                                                                  EXHIBIT 10.2.4

                                                       Agreement Number: DTT'S-1
                                                                         -------

                           MASTER SERVICES AGREEMENT

     This agreement ("Agreement") is made as of June 1, 1999 ("Effective Date"), between Linuxcare, Inc., a Delaware corporation with an office at 650 Townsend Street, San Francisco, CA 94103, USA (Phone: 415-354-4878; Fax: 415.701.7457)
("Linuxcare") and the "Customer" listed below.

Customer: Densa Techno Tokyo Co., Ltd         Contact: Kenichi Kataoka
Address: 1-23-14 Ebisu Shibuya-ku             Phone: +81-3-5421-3331
Tokyo, Japan  150-0013                        Fax: +81-3-5421-3330
                                              E-Mail: ken0514@df.mbn.or.jp

                             SERVICES INFORMATION

Service Level:                                Silver Plus SLA as defined in
                                              Exhibit B
Service Fee Period:                           July 25, 1999 - July 24, 2000
Service Incident Cap:                         [*]
Service Fee:                                  [*]

                               SERVICES PROVIDED

     Subject to payment of all applicable fees, Linuxcare will use reasonable commercial efforts to perform the support services specified in the Statement of Work ("SOW") attached hereto as Exhibit B ("Services") and incorporated herein, in accordance with the Terms and Conditions attached hereto as Exhibit A , and incorporated herein (collectively the "Exhibits"). Linuxcare may change the SOW, the Service Fee, and the services that will be performed for a particular Service Level, at any time; such changes will take effect at the beginning of the next Service Fee Period. Customer understands that Linuxcare's performance is dependent in part on Customer's actions. Accordingly, any dates or time periods relevant to performance of Services by Linuxcare shall appropriately and equitably extended to account for any delays resulting from changes to Customer products or otherwise due to Customer. Customer may request additional hours or levels of Services ("Extended Services"), which Linuxcare may provide at Linuxcare's sole discretion, provided that Customer pays Linuxcare's then current fees for such Extended Services.

     The Exhibits contain, among other things, warranty disclaimers and
     ------------------------------------------------------------------
liability limitations. Any different or additional terms of any related purchase
---------------------
order, confirmation, or similar form even if signed by the parties after the date hereof shall have no force or effect. References in this Agreement or the Exhibits to a capitalized term appearing on this cover page shall have the meaning or value of such term on this cover page.

Customer:                                    Linuxcare:

By: /s/ IKUICHI TAKEYAMN                     By: /s/ FERNAND SARRAT
Name: IKUICHI TAKEYAMN                       Name: FERNAND SARRAT
Title: PRESIDENT & CEO                       Title: PRESIDENT & CEO

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT A

                             TERMS AND CONDITIONS

1.   Training. Subject to payment of all fees, Linuxcare will provide the
     --------
     training specified in Linuxcare's current, published "Linuxcare Training Programs" documentation. Unless otherwise arranged between Customer and Linuxcare, all training shall occur at Linuxcare's facilities in San Francisco, California. The fees for training will be Linuxcare's current, published training fees, less the Training Discount ("Training Fees").

2.   Fees and Payment. Customer shall pay Linuxcare the fees for the selected
     ----------------
     Service Level shown in the Services Information section of this Master Services Agreement for each Service Fee Period. ("Service Fees"). Customer will pay the Service Fees for the initial Service Fee Period within 30 days of the Effective Date. Customer will pay the Service Fees for subsequent Service Fee Periods within 30 days after receipt of Linuxcare's invoice. Customer will also pay Linuxcare all Training Fees and Extended Services fees within 30 days after receipt of Linuxcare's invoice therefor. All payments are non-refundable. Any payments over 15 days overdue will bear a late payment fee of the lower of 1.5% per month of the outstanding balance or the maximum rate allowed by law. Linuxcare shall refund to Customer any amounts actually paid to Linuxcare by Customer which exceed amounts due hereunder, minus any costs, fees, taxes, duties or other implications, if any, arising in connection with such overpayment.

3.   Proprietary Rights. As between the parties, Linuxcare will retain all
     ------------------
     right, title and interest in and to any software, tools, techniques, and other materials used in connection with providing the Services ("Linuxcare Materials"). As between the parties, Customer will retain all right, title and interest in and to any software, products, documentation and other materials it supplies. Linuxcare hereby assigns to Customer all right, title and interest, in any work product created as part of the Services ("Work Product"), but this assignment does not include any portion of the Linuxcare Materials, and will not prevent Linuxcare from using the expertise, ideas and know-how learned while performing Services for other purposes (including, without limitation, for itself or on behalf of third parties).

4.   Confidential Information. Each party ("receiving party") agrees that all
     ------------------------
     code, inventions, algorithms, know-how and ideas and all other business, technical and financial information it obtains from the other party ("disclosing party"), but not including work product that is assigned to Customer by Linuxcare pursuant to Section 3, are the confidential property of the disclosing party ("Confidential Information" of the disclosing party). Except with the consent of the disclosing party, the receiving party shall hold in confidence and not use or disclose any Confidential Information of the disclosing party for at least seven (7) years after this Agreement expires or otherwise terminates. The receiving party's nondisclosure obligation shall not apply to information it can document:
     (i) is generally available to the public other than through breach of this Agreement; (ii) is rightfully disclosed to the receiving party by a third party; or (iii) is independently developed by the receiving party without use of any Confidential Information of the disclosing party. Because of the unique and proprietary nature of the Confidential Information, it is understood and agreed that the disclosing party's remedies at law for a breach by the receiving party of its obligations under this Section will be inadequate and that the disclosing party shall be entitled to equitable relief (including without limitation provisional and permanent injunctive relief and specific performance). Nothing stated herein shall limit any other remedies provided under this Agreement or available to the disclosing party at law. Upon expiration or termination of this Agreement for any reason, each party will return all copies of all Confidential Information of the other party in its possession or control.

5.   Termination. This Agreement will have an initial term of the earlier of one
     -----------
     year from the Effective Date or the date that Customer uses up its Incidences under its Service Level (initial "Service Fee Period") and shall automatically renew on each anniversary of the initial Service Fee Period for subsequent Service Fee Periods (subject to payment of Linuxcare's then current rates for additional Incidences) unless terminated by either party. For the purposes of this Agreement, "Incident" shall mean a single identified customer issue or problem. Each Incident is only valid during the Service Fee Period it was purchased in. One call or e-mail may include multiple Incidents, and a single Incident may require more than one call or e-mail to resolve. Either party may terminate this Agreement upon thirty (30) days written notice to the other party, except if Linuxcare is terminating the Agreement such termination will not be effective until the end of any fully paid-up Service Fee Period. Linuxcare may terminate this Agreement at any time in the case of non-payment by Customer of any fees, unless Customer pays such fees in full within ten (10) days after such notice. Sections 4, 5, 7, 8, and 9 of this Agreement, and all accrued rights to payment, shall survive termination. Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

6.   Warranty and Disclaimer. Linuxcare hereby warrants to Customer, and only
     -----------------------
     Customer, that all Services shall be performed in a professional and workmanlike manner. THE PARTIES ACKNOWLEDGE THAT THIS IS AN AGREEMENT FOR SERVICES AND NOT FOR THE SUPPLY OF GOODS. EXCEPT FOR THE FOREGOING, LINUXCARE MAKES NO OTHER WARRANTIES OR REPRESENTATIONS AS TO THE SERVICES RENDERED. AND HEREBY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. LINUXCARE FURTHER DISCLAIMS ANY WARRANTY THAT THE SERVICES WILL SUCCEED IN RESOLVING ANY PROBLEM, OR THAT ANY WORK PRODUCT OF THE SERVICES WILL BE FREE FROM PROGRAM ERRORS.

7.   Limitation of Liability. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR
     -----------------------
     OTHERWISE, AND EXCEPT FOR BODILY INJURY, LINUXCARE SHALL NOT BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY:
     (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO IT HEREUNDER WITH RESPECT TO THE APPLICABLE SERVICES; (II) FOR ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS; OR (III) FOR INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA.

8. NEITHER PARTY TO THIS AGREEMENT SHALL BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY: (I) FOR ANY MATTER BEYOND ITS REASONABLE CONTROL, OR (II) FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

9.   Export Control. Customer shall comply with the U.S. Foreign Corrupt
     --------------
     Practices Act and all applicable export laws, restrictions, and regulations of the U.S. and foreign agency or authority.

10.  Miscellaneous. This Agreement is not assignable or transferable by Customer
     -------------
     without the prior written consent of Linuxcare; any attempt to do so shall be void. Linuxcare may assign this Agreement in whole or in part, or subcontract the performance of Services to third parties. Services may be used solely by Customer for Customer's internal use for Customer's own benefit. The parties agree that they are independent contractors and that this Agreement and relations between Linuxcare and Customer hereby established do not constitute a, joint venture, agency or contract of employment between them, or any other similar relationship. Neither party has the right or authority to assume or create any obligation or responsibility on behalf of the other. Any notice, report, approval or consent required or permitted hereunder shall be in writing. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any partial exercise of any right or power hereunder preclude further exercise. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. Any waivers or amendments shall be effective only if made in writing. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. The prevailing party in any action to enforce this Agreement will be entitled to recover its attorney's fees and costs in connection with such action.

11.  Governing Law and Jurisdiction. This Agreement which is in English, shall
     ------------------------------
     be interpreted in accordance with the commonly understood meaning of the words and phrases hereof in the United States of America. Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach thereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted in English and in accordance with the commercial rules of the International Chamber of Commerce, which shall administer the arbitration and act as appointing authority. The arbitration, including the rendering of the award, shall take place in San Francisco, California which shall be the exclusive forum for resolving such dispute, controversy or claim. For the purposes of this arbitration, the provisions of this Agreement and all rights and obligations thereunder shall be governed and construed in accordance with the laws of the State of California. United States of
                                              ----------
     America, without regard to the conflicts of laws provisions thereof. The decision of the arbitrators shall be binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. Notwithstanding anything contained in this Paragraph, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to enforce the instituting party's rights hereunder through reformation

                                   EXHIBIT B

                               STATEMENT OF WORK
CONTROL

       Document ID         DTTS SOW 1.0
       Location            /Documents/Linuxcare/DTTS/DTTS SOW 1.0.doc
       Originator          Jay Powell
       Issue Date          6/29/1999
       Status              Approved
       Version             1.0

DISTRIBUTION

       LINUXCARE           JAY POWELL, JIM FISHER
       DTT'S               KENICHI KATAOKA

       VERSION      MODIFIED BY      DATE         DESCRIPTION
       -------      -----------      ----         -----------
         0.1         Jay Powell     05/24/99     Draft Proposal

         0.2         Jay Powell     06/02/99     Content and Formatting changes

         0.3         Jay Powell     06/10/99     Changes as discussed with DTT'S

         0.4         Jay Powell     06/19/99     Changes as discussed with DTT'S

         0.5         Jay Powell     06/21/99     Final Draft for Approval

         0.6         Jay Powell     06/29/99     Modified Line 1 of section 4 at DTT'S request

         1.0         Jay Powell     07/07/99     Approved Final Version


                               TABLE OF CONTENTS
                               -----------------
1     INTRODUCTION                                                           3

2     RELATIONSHIP OBJECTIVES                                                4

   2.1   SHORT TERM OBJECTIVES                                               4
   2.2   LONG TERM OBJECTIVES                                                4

3     SERVICE PROPOSAL                                                       5

   3.1   SLA SERVICES                                                        5
      3.1.1   Hours of Operation:                                            5
      3.1.2   Distribution:                                                  5
      3.1.3   Platforms:                                                     5
      3.1.4   Phone, Web, e-mail support:                                    5
      3.1.5   Acknowledgment of incident:                                    5
      3.1.6   Resolution or report:                                          5
      3.1.7   First point of contact:                                        5
      3.1.8   Assigned Support Engineer:                                     5
      3.1.9   Dedicated Support Engineer:                                    6
      3.1.10  Authorized customer contacts:                                  6
      3.1.11  Telnet access to customer's system:                            6
      3.1.12  View Active Incident Status online:                            6
      3.1.13  Software updates:                                              6
      3.1.14  Access to Script library:                                      6
      3.1.15  Access to online configuration DB:                             6
      3.1.16  Pager notification service:                                    6
      3.1.17  Nextel Instant connect dispatch service:                       6
      3.1.18  Peak season escalation of service:                             6
      3.1.19  On site support:                                               7
   3.2   PROBLEM REPORTING PROCEDURES                                        7
   3.3   SERVICE RESTRICTIONS                                                7
   3.4   SLA SERVICE PERIOD AND RENEWAL                                      7

4     TRAINING                                                               8

1     INTRODUCTION

This Statement of Work ("SOW") serves to establish the framework of the relationship between Linuxcare Inc. and Densa Techno Tokyo ("DTT'S") for providing Linuxcare support services. These support services are to be used by DTT'S both internally and externally through their support center in Akihabara. This document is an addendum to the standard Linuxcare Master Service Agreement, the terms of which are incorporated herein by reference ("Agreement").

This document is intended solely for DTT'S and Linuxcare and is not be circulated outside of these organizations without written consent from Linuxcare Inc.

2     RELATIONSHIP OBJECTIVES

2.1   Short Term Objectives

DTT'S and Linuxcare shall undertake a 12 months trial composed of primarily backline support for DTT'S Linux support center to be opened in Akihabara Japan in June of 1999. During this period the companies intend to determine their ability to cooperate in the Japanese market with the goal of promoting Linux solutions in Japan. This is to be accomplished with the Linuxcare providing fundamental backline support to DTT'S thereby allowing DTT'S to provide a comprehensive support solution to Japanese companies which are beginning to investigate the strengths of Linux and the unique opportunities which Linux presents.

2.2   Long Term Objectives

DTT'S desires to become a Linuxcare Certified partner with the ability to offer solutions across all lines of business currently being offered by Linuxcare. It is projected that the strength and value of Linuxcare services coupled with the strength of DTT'S in the Japanese market will produce a situation in which both companies will enjoy significant gains. This relationship will entail base price of becoming a Linuxcare Certified Solutions provider and will incorporate a revenue sharing plan to be worked out upon evaluation of the short term trial objectives defined above.

Assuming success of the trial in Tokyo DTT'S will expand services to other companies within the Densa Techno Group throughout Japan. It is envisioned that these companies will then investigate trial service periods with Linuxcare along the same lines as defined in section 2.1 for DTT'S.

3     SERVICE PROPOSAL

Linuxcare will use reasonable commercial efforts to provide an elevated level of Silver SLA, which for purposes of this document has been deemed "Silver Plus" Service Level Agreement ("SLA"). These services are to be used by DTT'S to support Japan Linux users at their newly established Linux support facility in Akihabara.

3.1   SLA Services

The Silver Plus SLA is unique to DTT'S and is based on a compromise of the following Linuxcare standard Silver and Gold options. These services will be used to reach the short term objectives of the business relationship with Linuxcare and DTT'S as defined above (Ref. 2.1).

3.1.1  Hours of Operation:

9am - 6pm (JST) weekdays excluding national holidays

3.1.2  Distribution:

Distribution support is limited to Turbo Linux and Red Hat 5.2J and 6.0J as it becomes available. (Note: Distribution interface is Japanese.)

3.1.3  PLATFORMS:

All major (include Alpha, Intel, MIPS, and SPARC)

3.1.4  PHONE, WEB, E-MAIL SUPPORT:

All 3 services will be available. (Note: Phone support will be frontline Japanese support as rapidly as Linuxcare can staff its Japanese office, in the meantime it is agreed that DTT'S and Linuxcare will work together to provide a viable short term solution.)

3.1.5  ACKNOWLEDGMENT OF INCIDENT:

All incidents will be acknowledged within 3 business hours as defined by the Hours of Operation (Ref. 3.1.1).

3.1.6  RESOLUTION OR REPORT:

Resolution or Report will be issued one business day as defined by the Hours of Operation (Ref. 3.1.1).

3.1.7  FIRST POINT OF CONTACT:

Initially this is to be a level 1 engineer. As soon as a Linuxcare level 2 engineer is placed full time in Linuxcare's Japanese operations this will be elevated to level 2 at no additional cost to DTT'S.

3.1.8  ASSIGNED SUPPORT ENGINEER:

This service option is not available for Silver Plus SLA customers.

3.1.9   Dedicated Support Engineer:

This service option is not available for Silver Plus SLA customers.

3.1.10  AUTHORIZED CUSTOMER CONTACTS:

DTT'S will have 4 Authorized customer contacts. These are the individuals whom Linuxcare will accept support calls from.

3.1.11  TELNET ACCESS TO CUSTOMER'S SYSTEM:

Telnet access into the Akihabara based servers however not into the DTT'S customer's site.

3.1.12  VIEW ACTIVE INCIDENT STATUS ONLINE:

Detailed online incident reports will be provided for each DTT'S incident.

3.1.13  SOFTWARE UPDATES:

Software updates will be made available to DTT'S through the Linuxcare web pages (http://www.linuxcare.com).
--------------------------

3.1.14  ACCESS TO SCRIPT LIBRARY:

Access to the Linuxcare Script Library will be made available to DTT'S through the Linuxcare web pages (http://www.linuxcare.com). These scripts are not to be
                        --------------------------
released to DTT'S customers without written consent from Linuxcare for each instance.

3.1.15  ACCESS TO ONLINE CONFIGURATION DB:

Access to the Linuxcare online configuration database will be made available to DTT'S through the Linuxcare web pages (http://www.linuxcare.com). This access is
                                      --------------------------
solely granted to DTT'S and is not to be released to DTT'S customers.

3.1.16  PAGER NOTIFICATION SERVICE:

This service option is not available for Silver Plus SLA customers.

3.1.17  NEXTEL INSTANT CONNECT DISPATCH SERVICE:

This service option is not available for Silver Plus SLA customers. (Note: This is a radio dispatch service and is not available in Japan.)

3.1.18  PEAK SEASON ESCALATION OF SERVICE:

This service option is not available for Silver Plus SLA customers.

3.1.19  ON SITE SUPPORT:

This service option is not available for Silver Plus SLA customers.

3.2   Problem reporting procedures

When DTT'S contacts Linuxcare with a problem report the following information is required

      1. Name of DTT'S engineer placing the call. This individual must be one of the Authorized customer contacts (Ref. 3.1.10)

      2. Name of individual and individual's company that logged the initial call with DTT'S.

      3.   Description of the problem.

      4. Description of the steps taken by DTT'S to resolve the problem locally.

Linuxcare will track this information; DTT'S shall not purposely mislead Linuxcare regarding any of these points.

3.3   Service Restrictions

The services provided by Linuxcare are to be used at DTT'S Akihabara support center and are intended to allow for DTT'S to support external end users. This contract does not make allowances for Linuxcare services to be used in selling corporate Linux support in Japan.

DTT'S shall not:

      * Sell Linux support packages to Japanese corporate customers without written consent from Linuxcare for each sale.

      * Make any additional or conflicting representations or warranties on behalf of Linuxcare.

      * Use the trademark Linuxcare name, logo, or catch phrase "At the Center of Linux" without written consent from Linuxcare in each case.

3.4   SLA Service period and Renewal

The Trial SLA shall consist of 12 months of service or 375 Incidents, whichever comes first, unless otherwise terminated under this Agreement. All SLA contracts are self renewing however 2 months prior to expiration of existing SLA contracts (or at 350 Incidents) DTT'S and Linuxcare will take steps to evaluate the results of the previous year. This process will allow the companies to determine the required SLA level for the upcoming year or take steps to strengthen the relationship as defined in section 2.2 (Long Term Objectives) for the upcoming year.

4     TRAINING

Included in the price of the Linuxcare solution being provided to DTT'S is 2 weeks of training for 10 engineers, covering Linuxcare University courses 101, 201, & 301. These courses are to be conducted in Japan with DTT'S providing the following:

      1. A dedicated training room. This room must be allocated solely for training, as having other events occurring at the same time will be a distraction to the students and the trainer. The training room should be equipped with a white board and pens as well as a projector.

      2. Enough "Linux capable" computers for each student. Typically we provide 1 DELL machine per student however since the course will be at DTT'S location we will not be shipping our training machines internationally. The hardware is to be used is at DTT'S discretion however we must be sure that they are Linux capable. We also request that these machines have network cards and ideally an isolated network on which training can occur.

      3. DTT'S must decide which distribution(s) they want to use for training. We prefer to offer training across multiple distributions to ensure that students come away with a greater appreciation of Linux and not just an understanding of a single distribution. (Suggested distributions are Turbo Linux and Red Hat 5.2J)

      4. Copies of the distribution(s) DTT'S will use for training. As these distributions are Japanese we would like to request this in advance so that our instructor can at least familiarize himself with the Japanese front end.

      5. Interpreter. This cost is to be borne by DTT'S so it is our recommendation that DTT'S provide the interpreter. If you are not able to do this we need enough notice to hire a local interpreter in Japan to provide this service.

The cost of sending training and support staff for this training will be billed to DTT'S. These costs typically include but are not limited to the following:

      1. Airfare - Linuxcare policy is business class for flights over 7 hours.

      2. Hotel - Linuxcare representatives in Japan stay in the Ebisu Westin hotel. This is also close to DTT'S training facilities making this hotel an ideal choice.

      3.   Meals.

      4. Transit - Any travel required by Linuxcare staff to and from training and meetings with DTT'S will be incurred by DTT'S.

A minimum advance notice of 3 weeks will be required to allow Linuxcare to adequately schedule and prepare for these training courses.